Exhibit 10.12

                                 PROMISSORY NOTE

250,000                                                      Malibu, California
                                                             June 12 , 1999

FOR VALUE RECEIVED, Original Beverage Corporation (the "Company") promises to pay to Robert " T. Reed Sr., or order (the "Holder"), at such place, either within or without the State of California, as Holder may from time to time designate in writing, the legal tender of the United States of America, the principal sum of two hundred and fifty thousand Dollars ($250,000) with effective annual interest of 8%. The holder of this Note can convert the balance of the Note at any time to common stock at $2 per share.

      1. Payment. The note will start repayment at $5,000 per month for 12 months and increase to $7,500 per month thereafter until the principal and interest is paid in full.

      2. Miscellaneous Provisions.

      (a) If this note or any part of the indebtedness represented hereby shall not be paid as aforesaid, then the Holder may place the Note or any part of the indebtedness represented hereby in the hands of an attorney for collection, and suit may be brought hereon, and the Company agrees to pay the costs of the collection, including reasonable attorneys' fees.

      (b) This Note shall be construed and enforced in accordance with, and and governed by, the laws of the State of California.


                                        ORIGINAL BEVERAGE CORPORATION


                                        By: /s/
                                            ------------------------------------
                                            Title: CEO


                                        Holder:
                                                --------------------------------